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ATLAS AIR WORLDWIDE PROVIDES FLEET UPDATE

•	Exercises termination rights for three early build 747-8 Freighters due to delays and performance considerations

•	Now expects to receive nine 747-8Fs through 2013, five of which have been placed under long-term ACMI contracts

•	Confirms first three deliveries of 747-8F aircraft scheduled for October and November 2011 will enter ACMI service with British Airways; first two deliveries scheduled for first half of 2012 will enter ACMI service with Panalpina

•	Expects to retire remaining fleet of five older-generation 747-200 cargo aircraft in 2012 as planned; modern, more-efficient 747-400 cargo aircraft to provide continuing service

PURCHASE, N.Y., September 21, 2011 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating services, today provided an update of its fleet strategy, including an announcement that it has exercised its termination rights in connection with three early build Boeing 747-8 freighter aircraft. The three aircraft were part of an order of 12 747-8Fs announced in September 2006.

Atlas Air now expects to receive three 747-8Fs in 2011, four in 2012, and two in 2013. The first five of these aircraft have been placed under long-term ACMI (aircraft, crew, maintenance and insurance) contracts, as previously announced.

William J. Flynn, President and Chief Executive Officer of Atlas Air Worldwide, said: “As prudent asset managers, terminating the first three aircraft was the right decision for our fleet, our customers and our stockholders. We expect the remaining 747-8Fs in our order to be better-performing aircraft than those we have terminated.

“The 747-8Fs represent a substantial investment in the growth of our business and are the cornerstone of our long-term fleet strategy, reinforcing our position as the most-advanced, most-efficient and most-reliable provider of outsourced aircraft and aviation operating services.”

747-8F Order and ACMI Service Contracts

Atlas Air notified Boeing that it has exercised its contractual termination rights with respect to three early production 747-8 freighters after lengthy delays and performance considerations. These three early production freighters were previously scheduled to be Atlas Air’s first deliveries in 2011. Subsequently, Boeing rescheduled these aircraft to early 2012 and three more recently built, better-performing 747-8 freighters were moved to the 2011 delivery positions.

Atlas Air expects to receive its first 747-8F from Boeing in October, followed by two in November and two in the first half of 2012. The first three aircraft will enter ACMI service with British Airways and the second two with Panalpina.

“We are delighted that our first five new aircraft allow us to extend our long-standing relationships with two premier customers,” Mr. Flynn noted. “And we look forward to placing additional 747-8 freighters with other customers.”

Fleet Plan Update

By year-end 2013, Atlas Air’s cargo operations are expected to include nine 747-8Fs and 24 747-400 freighters. It also expects to have two passenger 747-400s and three passenger 767-300s providing charter service to the U.S. military and other customers.

In addition, Atlas Air expects to operate at least 11 customer-owned aircraft in its CMI (crew, maintenance and insurance) operations. These operations include four 747 Large Cargo Freighters for Boeing, five 767 freighters for DHL Express, and two additional 747-400 passenger aircraft for SonAir.

As previously disclosed, the Company’s five remaining older-generation 747-200 cargo aircraft are expected to be retired by mid-2012, with modern, more-efficient 747-400F aircraft providing continuing service. The Company also expects to return two 747-400BCFs to their lessors at the end of their lease terms in early 2014 and early 2015, respectively. These two aircraft were leased as bridge capacity due to the delay in the delivery of the first 747-8Fs.

Mr. Flynn concluded: “Aggressive management of our fleet, the addition of new, better-performing and more-efficient aircraft, our new military-passenger charter operations, the continuing growth of our asset-light CMI operations, other growth initiatives, and the scheduled retirement of older aircraft give us confidence in our ability to meet the expectations of our customers and investors.”

About Atlas Air Worldwide:

Atlas Air Worldwide (AAWW) is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, AAWW operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military charters; commercial cargo charters; and dry leasing of aircraft and engines.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission on February 14, 2011. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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